                                                                   EXHIBIT 10.10
                       NOTE AND STOCK PURCHASE AGREEMENT


     This NOTE AND STOCK PURCHASE AGREEMENT, dated as of May 29, 1997 (this "Agreement"), is entered into by and among HORIZON ORGANIC HOLDING CORPORATION,
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a Delaware corporation ("Company"), with its principal executive office at 7490
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Club House Road, Suite 103, Boulder, Colorado 80301, and THE PERSONS AND
ENTITIES LISTED ON THE SCHEDULE OF PURCHASERS attached hereto as Schedule 1
                                                                 ----------
(each a "Purchaser," and collectively, the "Purchasers").
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                                   RECITALS
                                   --------

     A. On the terms and subject to the conditions set forth herein, each Purchaser is willing to purchase from Company, and Company is willing to sell to such Purchaser, an investment unit consisting of an unsecured subordinated promissory note in the principal amount set forth opposite such Purchaser's name on Schedule 1 hereto and the number of shares of Common Stock of Company set
   ----------
forth opposite such Purchaser's name on Schedule 1 hereto.
                                        ----------

     B. Capitalized terms not otherwise defined herein shall have the meaning set forth in the form of Note (as defined below) attached hereto as Exhibit A.
                                                                    ---------


                                   AGREEMENT
                                   ---------

     NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   THE NOTES AND THE COMMON STOCK.
          ------------------------------

          (a) Issuance of Notes and Common Stock. At the Closing (as defined below), Company agrees to issue and sell to each of the Purchasers, and, subject to all of the terms and conditions hereof, each of the Purchasers agrees to purchase, investment units (each, a "Unit") consisting of a Secured Promissory
                                     ----
Note in the form of Exhibit A hereto (each, a "Note," and collectively, the
                                               ----
"Notes") in the principal amount set forth opposite the respective Purchaser's
------
name on Schedule 1 hereto and the number of shares of Common Stock of Company
        ----------
(the "Common Stock") set forth opposite such Purchaser's name on Schedule 1
                                                                 ----------
hereto. Each Unit shall consist of Fifty Thousand Dollars ($50,000) of face amount of the Note and Two Thousand Five Hundred (2,500) shares of Common Stock for a purchase price of Fifty Thousand Dollars ($50,000). The obligations of the Purchasers to purchase Units are several and not joint.

          (b) Delivery. The sale and purchase of the Units shall take place at a closing (the "Closing") to be held at such place and time as Company and the
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Purchasers may determine (the "Closing Date").  At the Closing, Company will
                               ------------
deliver to each of the Purchasers the Note and the Common Stock to be purchased by such Purchaser, against receipt by Company of the corresponding purchase price set forth on Schedule 1 hereto (the "Purchase Price"). Each of the Notes
                   ----------              --------------
and the Common Stock will be registered in such Purchaser's name in Company's records.

          (c) Use of Proceeds. The proceeds of the sale and issuance of the Notes shall be used for working capital and general corporate purposes.
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          (d)  Payments.  The Company will make all cash payments due under the
Notes in immediately available funds by 11:00 A.M. San Francisco time on the date such payment is due in the manner and at the address for such purpose specified below each Purchaser's name on Schedule 1 hereto, or at such other
                                         ----------
address as a Purchaser or other registered holder of a Note may from time to time direct in writing.

     2.   REPRESENTATIONS AND WARRANTIES OF COMPANY.  Company represents and
          -----------------------------------------
warrants to each Purchaser that:

          (a) Due Incorporation, Qualification,, etc. Each of Company and its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as no conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a Material Adverse Effect.

          (b) Authority. The execution, delivery and performance by Company of each Transaction Document to be executed by Company and the consummation of the transactions contemplated thereby (i) are within the power of Company and (ii) have been duly authorized by all necessary actions on the party of Company.

          (c) Enforceability. Each Transaction Document executed, or to be executed, by Company has been, or will be, duly executed and delivered by Company and constitutes, or will constitute, a legal, valid and binding obligation of Company, enforceable against Company in accordance with hits terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

          (d) Non-Contravention. The execution and delivery by Company of the Transaction Documents executed by Company and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Articles or Certificate of Incorporation or Bylaws of the Company or any material judgment, order, writ, decree, statute, rule or regulation applicable to Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which Company is a party or by which it is bound; or (iii) result in the creation or imposition of any Lien upon any property, asset or revenue of Company or the suspension, revocation impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to Company, its business or operations, or any of its assets or properties.

          (e) Approvals. Unless already obtained or waived, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Transaction Documents executed by Company and the performance and consummation of the transactions contemplated hereby.

          (f) No Violation or Default. None of Company or Company's Subsidiaries is in violation of or in default with respect to (i) its Articles or Certificate of Incorporation or Bylaws or any material judgment, order, writ, decree, statute, rule or regulation applicable to such person; or (ii) any material mortgage, indenture, agreement, instrument or contract to which such person is party or by which it is bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default), where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, to the best knowledge of the Company's officers none of Company or Company's Subsidiaries (A) has violated any Environmental Laws (as defined below), (B) has any liability under any Environmental Laws or
(C) has received notice or other communication of an investigation or is under investigation by any governmental authority having authority to enforce Environmental Laws, where such violation, liability or investigation could reasonably be expected to have a Material Adverse Effect. For purposes of this
Section 2(f), "Environmental Laws" means all judgments, orders, writs, decrees,
               ------------------
statutes, rules or regulations relating to the protection of human health or the environment, including, without limitation, (i) all judgments, orders, writs decrees, statutes, rules or regulations, pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of hazardous materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials, or wastes, whether solid, liquid, or gaseous in nature; and (ii) all judgments, orders, writs, decrees, statues, rules or regulations pertaining to the protection of the health and safety of employees or the public. No Event of Default or default, which after the giving of notice or the lapse of time or both would constitute an Event of Default, has occurred and is continuing.

          (g) Litigation. Except as set forth (with estimates of the dollar amounts involved) in Item 2(g) of Schedule II hereto (the "Disclosure
                                                           ----------
Schedule"), no actions (including, without limitation, derivative actions),
--------
suits, proceedings or investigations are pending or, to the knowledge of Company, threatened against Company or Company's Subsidiaries at law or in equity in any court or before any other governmental authority which (i) if adversely determined would (alone or in the aggregate) have a Material Adverse Effect or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by Company of the Transaction Documents or the transactions contemplated thereby.

          (h) Title. Company and Company's Subsidiaries own and have good and marketable title in fee simple absolute to, or a valid leasehold interest in, all their respective real properties and good title to their other respective assets and properties as reflected in the most recent Financial Statements delivered to Purchasers (except those assets and properties disposed of in the ordinary course of business since the date of such Financial Statements) and all respective assets and properties acquired by Company and Company's Subsidiaries since such date (except those disposed of in the ordinary course of business). Such assets and properties are subject to no Lien, except for Permitted Liens.

          (i) Intellectual Property. To the best of their knowledge, Company and Company's Subsidiaries own or possess sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, processes and other intellectual property rights necessary for its business as now conducted and as proposed to be conducted without any conflict with, or infringement of the rights of, others.

          (j) Financial Statements. Except as set forth in Item 2(j) of the Disclosure Schedule, the Financial Statements of Company which have been delivered to the Purchasers, (i) are in accordance with the books and records of Company and its Subsidiaries, which have been maintained in accordance with good business practice; (ii) have been prepared in conformity with GAAP; and (iii) fairly present the consolidated financial position of Company as of the dates presented therein and the results of operations, changes in financial positions or cash flows, as the case may be, for the periods presented therein. None of Company or any of Company's Subsidiaries has any contingent obligations, liability for taxes or other outstanding obligations which are material in the aggregate, except as disclosed in the Financial Statements for the period ended [date of last audited Financial Statements] furnished by Company to Purchasers prior to the date hereof.

          (k) Equity Securities. Company's total authorized and issued capitalization is as set forth in Item 2(k) of the Disclosure Schedule. The Equity Securities of Company have the respective rights, preferences and privileges set forth in Company's Certificate of Incorporation in effect on the date hereof. All of the outstanding Equity Securities of the Company have been duly authorized and are validly issued, fully paid and nonassessable. Except as expressly referenced herein or as set forth in Item 2(k) of the Disclosure Schedule, there are as of the date of this Agreement no options, warrants or rights to purchase Equity Securities of the Company authorized, issued or outstanding, nor is Company obligated in any other manner to issue shares of its Equity Securities. Except as set forth in Item 2(k) of the Disclosure Schedule, there are no restrictions on the transfer of Equity Securities of Company, other than those imposed by Company's Certificate of Incorporation and Bylaws as of the date hereof, or relevant state and federal securities laws, and no holder of any Equity Security of Company is entitled to preemptive or similar statutory or contractual rights, either arising pursuant to any agreement or instrument to which Company is a party or that are otherwise binding upon Company. The offer and sale of all Equity Securities of Company issued before the Closing Date complied with or were exempt from registration or qualification under all applicable federal and state securities laws. Except as expressly referenced herein or as set forth in Item 2(k) of the Disclosure Schedule, no Person has the right to demand or other rights to cause Company to file any registration statement under the Securities Act of 1933, as amended (the "Securities Act"), relating to any Equity Securities of Company presently
---------------
outstanding or that may be subsequently issued, or any right to participate in any such registration statement.

          (l) No Agreements to Sell Assets. None of Company or Company's Subsidiaries has any legal obligation, absolute or contingent, to any Person to sell the assets of Company or Company's Subsidiaries (other than sales in the ordinary course of business), or to effect any merger, consolidation or other reorganization of Company or to enter into any agreement with respect thereto.

          (m)  Employee Benefit Plans.

               (i)    Neither company nor any Person (each, an "ERISA
                                                                -----
Affiliate") which is treated as a single employer with Company under section 414
---------
of the Internal Revenue Code of 1986, as amended (the "Code") has an employee
                                                       ----
benefit plan (an "Employee Benefit Plan") within the meaning of the Employee
                  ---------------------
Retirement Income Security Act of 1974 (as the same may from time to time be amended or supplemented, and including any rules or regulations issued in connection therewith, "ERISA") that is an "employee pension benefit plan"
                       -----
(within the meaning of section 3(2) of ERISA). Neither Company nor any ERISA Affiliate has any liability with respect to any post-retirement benefit under any Employee Benefit Plan which is a welfare plan (as defined in section 3(1) of ERISA), other than liability for health plan continuation coverage described in part 6 of Title I(B) of ERISA, which liability for health plan continuation coverage cannot reasonably be expected to have a Material Adverse Effect.

               (ii) Each Employee Benefit Plan complies, in both form and operation, in all material respects, with its terms, ERISA and the Code, and no condition exists or event has occurred with respect to any such Employee Benefit Plan which would result in the incurrence by either Company or any ERISA Affiliate of any material liability, fine or penalty. Each Employee Benefit Plan, related trust agreement, arrangement and commitment of Company or any ERISA Affiliate is legally valid and binding and in full force and effect. No Employee Benefit Plan is being audited or investigated by any governmental authority or is subject to any pending or threatened claim or suit. Neither company nor any ERISA Affiliate nor any fiduciary of any Employee Benefit Plan has engaged in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

               (iii) Except as set forth in Item 2(m) of the Disclosure Schedule, neither Company nor any ERISA Affiliate contributes to any multiemployer plan within the meaning of ERISA (a "Multiemployer Plan").
                                                   ------------------
Neither Company nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under section 4201 of ERISA or as a result of a sale of assets described in section 4204 of ERISA. Neither Company nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of section 4241 or section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under section 4041A or ERISA.

          (n) Other Regulations. None of Company or its Subsidiaries is subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 1935, the Federal Power Act, any state public utilities code or to any federal or state statute or regulation limiting its ability to incur indebtedness.

          (o) Governmental Charges and Other Indebtedness. Each of Company and its Subsidiaries has filed or caused to be filed all tax returns which are required to be filed by it. Company and Company's Subsidiaries have paid, or made provision for the payment of, all taxes and other levies, assessments, fees, claims or other charges imposed by any governmental authority which have or may have become due pursuant to said returns and all other Indebtedness, except such taxes, levies, assessments, fees, claims or other charges imposed by any government authority which have or may have become due pursuant to said returns and all other Indebtedness, except such taxes, levies, assessments, fees, claims or other charges or Indebtedness, if any, which are being contested in good faith and as to which adequate reserves (determined in accordance with generally accepted accounting principles) have been provided or which could not reasonably be expected to have a Material Adverse Effect if unpaid.

          (p) Subsidiaries, Etc. Except as set forth in Item 2(p) of the Disclosure Schedule (setting forth the jurisdiction of incorporation, capital structure and percentage ownership of each shareholder), Company has no Subsidiaries, is not a partner in any partnership or a joint venturer in any joint venture.

          (q) Solvency, Etc. Company is Solvent (as defined below) and, after the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby, each of Company and its Subsidiaries will be Solvent. "Solvent" shall mean, with respect to any Person on any date, that
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on such date to the best knowledge of the officers of Company, (a) the fair value of the property of such Person is greater than the fair value of the liabilities (including, without limitation, contingent liabilities) of such Person, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (c) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

          (r) Catastrophic Events; Labor Disputes. None of Company or Company's Subsidiaries and none of their properties is or has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty that could reasonably be expected to have a Material Adverse Effect in the future. There are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employee contracts or employee welfare or incentive plans to which Company or Company's Subsidiaries is a party, and there are no strikes, lockouts, work stoppages or slowdowns, or, to the best knowledge of Company, jurisdictional disputes or organizing activity occurring or threatened which could reasonably be expected to have a Material Adverse Effect.

          (s) No Material Adverse Effect. No event has occurred and no condition exists which could reasonably be expected to have a Material Adverse Effect since December 28, 1996.

          (t) Accuracy of Information Furnished. None of the Transaction Documents and none of the other certificates, written statements or written information furnished to Purchasers by or on behalf of Company or Company's Subsidiaries in connection with the Transaction Documents or the transactions contemplated thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Purchasers recognize that all financial projections furnished to the Purchasers by or on behalf of Company or Company's Subsidiaries in connection with the Transaction Documents or the transactions contemplated thereby are not to be viewed as facts and that actual results during the period or periods covered by such projections may differ from the projected or forecasted results.

          (u)  Certain Agreements of Officers, Employees and Consultants.

               (i) No officer, employee or consultant of Company or Company's Subsidiaries is, or is now expected to be, in violation of any term of any employment contract, proprietary information agreement, nondisclosure agreement, noncompetition agreement, or any other contract or agreement or any restrictive covenant relating to the right of any such officer, employee or consultant to be employed or retained by Company or Company's Subsidiaries because of the nature of the business conducted or to be conducted by Company or Company's Subsidiaries or relating to the use of trade secrets or proprietary information of others, and to the best of Company's knowledge, after due inquiry, the continued employment of Company and Company's Subsidiaries officers, employees and consultants do not subject Company or its Subsidiaries to any liability for any claim or claims arising out of or in connection with any such contract, agreement, or covenant.

               (ii) To the knowledge of Company, no officers of Company, and no employee or consultant of Company or Company's Subsidiaries whose termination, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, has any present intention of terminating his or her employment or consulting relationship with Company or Company's Subsidiaries.

          (v)  Contracts of Commitments; Indebtedness.  Except as set forth in
Item 2(v) of the Disclosure Schedule, none of Company or Company's Subsidiaries and none of their properties is subject to any material judgment, order, writ, decree, statute, rule or regulation, or any material mortgage, indenture, agreement, instrument or contract which could reasonably be expected to have a Material Adverse Effect. Except for this Agreement, the Notes and the other transaction Documents, and except as set forth in Item 2(v) of the Disclosure Schedule, neither Company nor any of its Subsidiaries is a party to any contracts or commitments (or group of related contracts or commitment) involving more than One Hundred Thousand Dollars ($100,000) or having a term (including renewals or extensions optional with another party)of more than one (1) year from the date thereof. Company and its Subsidiaries have no Indebtedness other than Permitted Indebtedness.

          (w) Transactions with Affiliates; Investments. Except as set forth on the Disclosure Schedule, there are no loans, leases, royalty agreements or other continuing transactions between Company or its Subsidiaries and any Affiliate of Company or its Subsidiaries, except transactions in the ordinary course of business and on terms at least as favorable to Company or its Subsidiaries as would be the case in an arms-length transaction with an unaffiliated Person. Except as set forth in the Disclosure Schedule, Company and its Subsidiaries have no Investments other than Permitted Investments.

          (x) Finder's Fees. Neither the Company nor any Purchaser will incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement and the transactions contemplated hereby.

     3.   REPRESENTATIONS AND WARRANTIES OF PURCHASERS.  Each Purchaser, for
          --------------------------------------------
that Purchaser alone, represents and warrants to Company as follows:

          (a) Binding Obligation. Such Purchaser has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Each of this Agreement and the Note issued to such Purchaser is a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

          (b) Securities Law compliance. Such Purchaser has been advised that the Notes and the Common Stock have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Such Purchaser is aware that Company is under no obligation to effect any such registration with respect to the Notes or the Common Stock or to file for or comply with any exemption from registration. Purchaser understands that no public market now exists for any securities issued by the Company. Such Purchaser has not been formed solely for thee purpose of making this investment and is purchasing the Notes and the Common Stock to be acquired by such Purchaser hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. Such purchaser has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. Such Purchaser is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act.

          (c) Access to Information. Such Purchaser acknowledges that Company has given such Purchaser access to the corporate records and accounts of Company and to all information in its possession relating to Company, has made its officers and representatives available for interview by such Purchaser, and has furnished such Purchaser with all documents and other information required for such Purchaser to make an informed decision with respect to the purchase of the Notes and the Common Stock.

          (d) Compliance with Other Instruments. The execution, delivery and performance of and compliance with this Agreement, and the issuance of the Notes and Common Stock have not resulted and will not result in any violation of, or conflict with, or constitute a default under, any of the terms of any corporate or partnership restriction or of any indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, corporate charter, bylaw or any instrument, document or agreement by which the Purchaser or its properties may be bound or affected, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Purchaser.

          (e) Governmental Consent, Etc. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Purchaser is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Notes or Common Stock, except for the qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) or the offer and sale of the Notes or Common Stock under applicable Blue Sky laws, which filings and qualifications, if required, will be accomplished in a timely manner prior to or promptly upon the completion of the Closing.

     4.   CONDITIONS TO CLOSING OF THE PURCHASERS.  Each Purchaser's obligations
          ---------------------------------------
at the Closing are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in party by all of the Purchasers:

          (a) Representations and Warranties. The representations and warranties made by Company in Section 2 hereof shall have been true and correct when made, and shall be true and correct on the Closing Date.

          (b) Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes and the Common Stock, and Company shall have obtained all approvals, consents and waivers required by any other Person in connection with the Transaction Documents or the transactions contemplated thereby.

          (c) Legal Requirements. At the Closing, the sale and issuance by Company, and the purchase by the Purchasers, of the Notes and the Common Stock shall be legally permitted by all laws and regulations to which the Purchasers or Company are subject.

          (d) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers.

          (e) Opinion of Counsel. There shall have been delivered to the President a favorable written opinion of Krendl, Horowitz & Krendl; counsel to Company, in the form of Exhibit B hereto, dated as of the Closing Date.
                        ---------

          (f) Transaction Documents. Company shall have duly executed and delivered to the Purchasers the following documents:

               (A)  This Agreement;

               (B)  Each Note and the Common Stock issued hereunder;

               (C) A separate Guaranty executed in favor of the holders of the Notes by each of Horizon Organic Dairy, Inc. and Sunrise Organic Farms, Inc.; and

               (D)  The Management Rights Agreement.

          (g) Corporate Documents. Company shall have delivered to Purchasers each of the following:

               (i) The Certificate of Incorporation of Company, certified as of a recent date prior to the Closing Date by the Secretary of State of Delaware.

               (ii) A Certificate of Good Standing or comparable certificate as to Company, certified as of a recent date prior to the Closing Date by the Secretary of State of Delaware and a Certificate of Good Standing certified as of a recent date prior to the Closing Date by the Secretary of the State of Colorado.

               (iii) A certificate of the Secretary of Company, dated the Closing Date, certifying (a) that the Certificate of Incorporation of Company, delivered to purchasers pursuant to Section 4(h)(i) hereof, is in full force and effect and has not been amended, supplemented, revoked or repealed since the date of such certification; (b) that attached thereto is a true and correct copy of the Bylaws of Company as in effect on the Closing Date; (c) that attached thereto are true and correct copies of resolutions duly adopted by the Board of Directors of Company and continuing in effect, which authorize the execution, delivery and performance by Company of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby; and (d) that there are no proceedings for the dissolution or liquidation of Company (commenced or threatened); and

               (iv) A certificate of the Secretary of Company, dated the Closing Date, certifying the incumbency, signatures and authority of the officers of Company authorized to execute and deliver this Agreement, the Notes and the Common Stock on behalf of Company and perform the Company's obligations thereunder on behalf of Company.

          (h) Common Stock Financing. The Company and certain investors shall have consummated the sale by the Company and the purchase by such investors of Common Stock with an aggregate purchase price of not less than $3,000,000 and all other transactions incident to such sale purchase.

     5.   CONDITIONS TO OBLIGATIONS OF COMPANY.  Company's obligation to issue
          ------------------------------------
and sell the Notes and Common Stock at the Closing is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived in whole or in party by Company:

          (a) Representations and Warranties. The representations and warranties made by the Purchasers in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

          (b) Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes and the Common Stock, and Company shall have obtained all approvals, consents and waivers required by any other Person in connection with the Transaction Documents or the transactions contemplated thereby.

          (c) Legal Requirements. At the Closing, the sale and issuance by Company, and the purchase by the Purchasers, of the Notes and the Common Stock shall be legally permitted by all laws and regulations to which the Purchasers or Company are subject.

          (d) Purchase Price. Each Purchaser shall have delivered to Company the Purchase Price in respect of the Unit being purchased by such Purchaser referenced in Section 1(b) hereof.

          (e) Shareholders Agreement. Each Purchaser shall have duly executed in counterparts and delivered to Company the Shareholders Agreement.

     6.   MISCELLANEOUS.
          -------------

          (a) Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified only upon the written consent of Company and holders of a Majority in Interest.

          (b) Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

          (c) Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

          (d) Successors and Assigns. Subject to the restrictions on transfer described in Sections 6(e) and 6(f) below, the rights and obligations of Company and the Purchasers of the Notes and the Common Stock shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

          (e) Registration, Transfer and Replacement of the Notes. The Notes issuable under this Agreement shall be registered notes. Company will keep, at its principal executive office, books for the registration and registration of transfer of the Notes. Prior to presentation of any Note for registration of transfer, Company shall treat the Person in whose name such Note is registered as the owner and holder of such Note for all purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in any Note, the holder of any Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at Company's chief executive office, and promptly thereafter and at Company's expense, except as provided below, receive in exchange therefor one or more new Note(s), each in the principal requested by such holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. Upon receipt by Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note begin replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note.

          (f) Assignment by Company. Neither the Notes nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Company without the prior written consent of a Majority in Interest.

          (g) Entire Agreement. This Agreement together with the Notes and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. All prior writings, communications, understandings and/or agreements are superseded and merged herein.

          (h) Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery, addressed (i) if to a Purchaser, at such Purchaser's address set forth in the Schedule of Purchasers attached as Schedule I, or at such other address as such Purchaser
                       ----------
shall have furnished Company in writing, or (ii) if to Company, at its address set forth at the beginning of the Agreement, or at such other address as Company shall have furnished to the Purchasers in writing.

          (i) Expenses. Company shall pay on demand all reasonable fees and expenses, including reasonable attorneys' fees and expenses in connection with the preparation, execution and delivery of this Agreement and the other Transaction Documents up to a maximum amount of $12,000. Company shall pay on demand all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Purchasers with respect to any amendments or waivers hereof requested by Company or in the enforcement or attempted enforcement of any of the obligations of Company to the Purchasers under the Transaction Documents or in preserving any of the Purchasers' rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any "workout" or restructuring affecting the Transaction Documents or the obligations thereunder or any bankruptcy or similar proceeding involving Company or any of its Subsidiaries).

          (j) Separability of Agreements; Severability of this Agreement. Company's agreement with each of the purchasers is a separate agreement and the sale of the Units to each of the Purchasers is a separate sale. Unless otherwise expressly provided herein, the rights of each Purchaser hereunder are several rights, not rights jointly held with any of the other Purchasers. Any invalidity, illegality or limitation on the enforceability of the Agreement or any part thereof, by any Purchaser whether arising by reason of the law of the respective Purchaser's domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other Purchasers. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          (k) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

          (l) Legal Representation. Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR") has acted as legal counsel only to Dominion Fund IV in connection with this Agreement and the consummation of the transactions contemplated hereby. The other Purchasers acknowledge and agree that WSGR has not been engaged to protect or represent the interests of any other Purchaser and that neither this Agreement nor the transactions contemplated hereby are intended to create an attorney/client relationship between WSGR and such Partner.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

                                       COMPANY:


                                       HORIZON ORGANIC HOLDING CORPORATION,
                                       a Delaware corporation


                                       By:  /s/ Barnet M. Feinblum
                                          ------------------------------------

                                       Name:  Barnet M. Feinblum
                                            ----------------------------------

                                       Title:  President
                                             ---------------------------------

                                       PURCHASERS:

                                       DOMINION FUND IV,
                                       a Delaware limited partnership

                                       By:  Dominion Management IV,
                                            a Delaware limited liability
                                            company, its General Partner


                                            By: /s/ Michael Lee
                                               --------------------------------

                                            Name: Michael Lee
                                                 ------------------------------

                                            Title: Partner
                                                  -----------------------------

                                       THE THOMAS D. MCCLOSKEY, JR. AND BONNIE
                                       P. MCCLOSKEY REVOCABLE TRUST OF 1994


                                       By:  /s/ Thomas D. McCloskey
                                          ------------------------------------

                                       By:  /s/ Bonnie P. McCloskey
                                          ------------------------------------
                                            Thomas D. McCloskey and Bonnie
                                            Palmer McCloskey, Co-trustees

                                       /s/ Ellen Dawe
                                       -----------------------------------------
                                       Ellen Dawe


                                       /s/ Pierre Bouret
                                       -----------------------------------------

                                       /s/ Miriam Bouret
                                       -----------------------------------------
                                       Pierre Bouret and Miriam Bouret, Joint
                                       Tenants with Rights of Survivorship

                                  SCHEDULE I

                            SCHEDULE OF PURCHASERS


                                                 UNIT               PRINCIPAL
         NAME AND ADDRESS          UNITS     PURCHASE PRICE      AMOUNT OF NOTE        COMMON STOCK
         ----------------          -----     --------------      --------------      ----------------
DOMINION FUND IV                    50         $2,500,000          $2,500,000          125,000 shares

(1)  All payments on account of the Notes
     shall be made by bank wire transfer
     of immediately available funds to:

          Comerica Bank - California
          1299 Oakmead Parkway
          Sunnyvale, CA 94086
          ABA No.:  121 137 522
          Account No.:  852-785-6549
          Account Holder:  Dominion Fund IV
          Reference:  HORIZON ORGANIC HOLDING CORPORATION

(2)  Address for all notices:

          Dominion Fund IV
          44 Montgomery Street, Suite 2200
          San Francisco, CA 94104
          Attn:  Kendall J. Cooper
          Tel.:  (415) 362-4890
          Fax:  (415) 394-9245

                                                                    UNIT              PRINCIPAL
               NAME AND ADDRESS                       UNITS     PURCHASE PRICE      AMOUNT OF NOTE       COMMON STOCK
               ----------------                       -----     --------------      ---------------     ---------------
THE THOMAS D. MCCLOSKEY, JR. AND BONNIE P.
MCCLOSKEY REVOCABLE TRUST OF 1994                       10         $500,000             $500,000          25,000 shares

(1)  All payments on account of the Notes
     shall be made by bank wire transfer
     of immediately available funds to:

          __________________________________
          __________________________________
          __________________________________
          ABA No.:
          Account No.:
          Account Holder:
          Reference:

(2)  Address for all notices:

          The Thomas D. McCloskey, Jr.
          and Bonnie P. McCloskey
          Revocable Trust of 1994
          P.O. Box 7846
          Aspen, Colorado 81612

                                                                    UNIT              PRINCIPAL
               NAME AND ADDRESS                       UNITS     PURCHASE PRICE      AMOUNT OF NOTE       COMMON STOCK
               ----------------                       -----     --------------      --------------      --------------
ELLEN DAWE                                              1           $50,000              $50,000          2,500 shares

(1)  All payments on account of the Notes
     shall be made by bank wire transfer
     of immediately available funds to:

     _____________________________________
     _____________________________________
     _____________________________________
     ABA No.:
     Account No.:
     Account Holder:
     Reference:

(2)  Address for all notices:
     Ellen Dawe
     5323 Pennsylvania Avenue
     Boulder, Colorado 80303

                                                              UNIT          PRINCIPAL
               NAME AND ADDRESS                  UNITS   PURCHASE PRICE   AMOUNT OF NOTE       COMMON STOCK
               ----------------                  -----   --------------   --------------       -------------
PIERRE BOURET AND MIRIAM BOURET, JOINT
 TENANTS WITH RIGHTS OF SURVIVORSHIP               1         $50,000          $50,000           2,500 shares

(1)  All payments on account of the Notes
     shall be made by bank wire transfer
     of immediately available funds to:

     -------------------------------------
     -------------------------------------
     -------------------------------------
     ABA No.:
     Account No.:
     Account Holder:
     Reference:

(2)  Address for all notices:

     Pierre Bouret and Miriam Bouret,
     Joint Tenants with Rights of Survivorship
     P.O. Box 344
     Hanalei, Hawaii 96714

                                  SCHEDULE II
                DISCLOSURES TO NOTE AND STOCK PURCHASE AGREEMENT

Item 2(g) The Internal Revenue Service is auditing the 1995 tax return for Sunrise Organic Farms, Inc.

Item 2(j) The Internal Revenue Service is auditing the 1995 tax return for Sunrise Organic Farms, Inc.

Item 2(k) The capitalization of the Company, excluding the issuance of common stock under this Agreement and the sale of common stock under the Company's private placement of even date herewith, is set forth on Attachment A hereto. The options and warrants presently outstanding are set forth on Attachment A hereto. The Company's Shareholders' Agreement and the Shareholders' Agreement for Horizon Organic Dairy, Inc., provide for preemptive rights. The Company's Shareholders' Agreement includes restrictions on the transfer of shares.

Item 2(p)   The Subsidiaries of the Company are as follows:

            1.   Horizon Organic Dairy, Inc., a Colorado corporation
            2. Horizon Organic Dairy, Idaho Dairy, Inc., f/k/a Sunrise Organic Farms, Inc., a Colorado corporation
            3. Horizon Organic Dairy, Maryland Farm, Inc. a Colorado corporation

Item 2(v) The material and long-term contracts for the Company and its Subsidiaries are set forth in the financial statements for Horizon Organic Dairy, Inc. and Sunrise Organic Farms, Inc., copies of which have already been provided to the Purchasers. The Company is indebted to the former shareholders of Sunrise Organic Farms, Inc., in the aggregate amount of $3,566,514.

                     ATTACHMENT A TO DISCLOSURE SCHEDULE II

         SHAREHOLDER/OPTION HOLDER                HOD SHARES       SOF SHARES         TOTAL            OPTIONS/
                                                                                                       WARRANTS
Jim Abraham                                                0                0               0              8,500
Rudra Altman                                               0                0               0              2,143
Larry Aslett                                           6,873            7,804          14,677                  0
Steve Aslett                                           6,873            7,804          14,677                  0
Aurora Dairy Corporation                                   0           34,775          34,775              4,903
Aurora Dairy Corporation Pension Plan Trust          129,382                0         129,382                779
BV Horizon Investment LLC                             36,402                0          36,402                  0
Amy Barr                                                   0                0               0              7,500
Candace B. Bath                                        2,300                0           2,300                  0
John C. Bills                                         21,350                0          21,350                  0
Keith Boone                                                0                0               0              4,000
Boulder Ventures, L.P.                               108,696                0         108,696                  0
Pierre Bouret and Miriam Bouret                       10,000                0          10,000                  0
Pierre Bouret and Miriam Bouret, Joint                10,000                0          10,000                  0
 Tenants with Rights of Survivorship
Sandy Bowe                                                 0                0               0                500
CVM Equity Fund IV, Ltd.                              35,058                0          35,058                  0
J. Thomas Clark                                      153,333                0         153,333             23,000
Michele Cohen as custodian for Ida-Mae Cohen           1,800                0           1,800                  0
Michel Cohen as custodian for Bernard Cohen            1,800                0           1,800                  0
Jamie B. Coulter                                      55,071                0          55,071                  0
David Dahman                                               0                0               0              8,000
Ellen Reilly Dawe                                     20,000                0          20,000              7,000

         SHAREHOLDER/OPTION HOLDER                HOD SHARES       SOF SHARES         TOTAL            OPTIONS/
                                                                                                       WARRANTS
Charles Diker                                          7,500                0           7,500                  0
Richard H. Ellison                                     7,500                0           7,500                  0
Barnet M. Feinblum                                   100,000                0         100,000            190,000
Julie Feinblum                                        25,000                0          25,000                  0
The Daniel Ryan Feinblum Trust, Julie A.               5,000                0           5,000                  0
 Feinblum, Trustee
The Joshua Adam Feinblum Trust, Julie A.               5,000                0           5,000                  0
 Feinblum, Trustee
Don J. Gaidano                                             0                0               0             22,000
Alison Gambino                                         2,000                0           2,000                  0
Michael Gilliland and Elizabeth Cook                  40,000                0          40,000                  0
Christy Goff                                               0                0               0                500
James William Guerico                                 20,618                0          20,618                  0
S. M. Hassan                                           5,000                0           5,000                  0
JoAn Hay                                               2,500                0           2,500                  0
J & T Enterprises, general partnership                15,000                0          15,000                  0
Michael Shaw Jacobs                                    3,000                0           3,000                  0
William R. Jordan, III                                12,700                0          12,700                  0
Kathleen R. Kaiser                                     2,000                0           2,000                  0
Robert J. Kammer                                       3,106                0           3,106                  0
Sally Keefe                                                0                0               0              2,000
James Kimsey                                          42,609                0          42,609                  0
Leonard A. Lauder                                    252,640                0         252,640                  0
Harry  S. Lederman and Sandra V. Gooch,
 Trustees of the Gooch and Lederman Living
  Trust dated August 18, 1993                         40,000                0          40,000                  0

         SHAREHOLDER/OPTION HOLDER                HOD SHARES       SOF SHARES         TOTAL            OPTIONS/
                                                                                                       WARRANTS
Glenn D. Lester and Tamara Kay Lester                  5,040                0           5,040                  0
Lee O. Lester and Terry L. Lester                      3,175                0           3,175                  0
Lincoln Trust Company, custodian FBO James
  F. Kimsey                                          112,112                0         112,112                  0
Clark Lipscomb                                         2,150                0           2,150                  0
Barney Little                                              0            7,811           7,811              6,101
Frank Livoti and Adrienne Livoti, Trustees
 U/D/T of the Livoti Family Trust
  established May 11, 1992                             2,000                0           2,000                  0
Donald J. LoCoco                                       7,500                0           7,500                  0
Graham Loving                                         58,806                0          58,806                  0
Candace Loving                                        20,000                0          20,000                  0
E. Candace Loving                                     12,500                0          12,500                  0
Candace Loving Stafford                                1,554                0           1,554                  0
Clark R. Mandigo, II                                  52,273                0          52,273              8,000
Clark Rogers Mandigo, III 1992 Trust                   5,000                0           5,000                  0
Keri Catherine Mandigo 1992 Trust                      5,000                0           5,000                  0
Megan Elizabeth Mandigo 1992 Trust                     5,000                0           5,000                  0
Molly Callahan Mandigo 1992 Trust                      5,000                0           5,000                  0
Charles P. Martyn, III                                72,273                0          72,273                  0
Kris Mattingly                                             0                0               0                500
McCloskey Ventures, LLC                              155,280                0         155,280                  0
McCloskey Children's Trust                                 0           33,111          33,111              4,668
Thomas D. McCloskey, Jr. and Bonnie Palmer
  McCloskey, Co-Trustees under a Trust
   Agreement dated April 22, 1994                    543,334                0         543,334             23,000

         SHAREHOLDER/OPTION HOLDER                HOD SHARES       SOF SHARES         TOTAL            OPTIONS/
                                                                                                       WARRANTS
The Thomas D. McCloskey Jr. & Bonnie P.
  McCloskey Revocable Trust of 1994, Thomas
    D. McCloskey and Bonnie P. McCloskey,
      Trustees                                        91,420                0          91,420                  0
Gregory S. McDonald                                   31,872           73,906         105,778             20,000
Scott Sabastian McGinty                                2,000                0           2,000              7,000
Jeffrey D. Morgan                                      7,500                0           7,500                  0
David Morton                                               0                0               0              1,500
Opportunity Investors, LLC                             1,500                0           1,500                  0
Vickie A.Palmer                                       67,764                0          67,764                  0
Marcus B. Peperzak                                   163,333          317,353         480,686             60,148
Dan Placke                                                 0                0               0              2,000
William M. Porter, Jr. and Carol Ann Porter            3,000                0           3,000              7,000
Diane P. Radley                                        1,000                0           1,000                  0
Reilly Family Trust                                    7,106                0           7,106                  0
Jeffrey I. Repetto                                    10,000                0          10,000                  0
Leanne C. Repetto                                      5,000                0           5,000                  0
Paul B. Repetto                                      435,000                0         435,000             35,000
Robert Repetto                                        22,500                0          22,500                  0
James B. Retzloff                                      5,000                0           5,000                  0
Mark A. Retzloff                                     329,282                0         329,282             35,000
Theresa Retzloff as custodian for Oliver
  Retzloff                                            10,000                0          10,000                  0
Theresa Retzloff as custodian for Eileen
  Retzloff                                            10,000                0          10,000                  0
Theresa Retzloff as custodian for Bianca
  Retzloff                                            10,000                0          10,000                  0

         SHAREHOLDER/OPTION HOLDER                HOD SHARES       SOF SHARES         TOTAL            OPTIONS/
                                                                                                       WARRANTS
Theresa Retzloff                                      10,000                0          10,000                  0
Richard L. Robinson                                   41,164                0          41,164              8,000
Edward A. Robinson                                    41,164                0          41,164                  0
Christine Ray Santucci                                 8,050                0           8,050                  0
John A. Shields                                       15,528                0          15,528                  0
Victoria H. Smith                                      2,000                0           2,000             12,000
Anita Stalter                                          3,931                0           3,931                  0
Ralph J. Stalter and Leona Stalter                     5,000                0           5,000                  0
Ralph Stalter, Jr. and Patricia Booth                  2,500                0           2,500                  0
Diane Starnick                                         2,000                0           2,000                  0
David Sumrall                                              0            3,681           3,681                519
Wayne Schwoob                                              0                0               0              2,000
Elizabeth Valles                                       1,000                0           1,000              7,000
Joan Vander Pluym                                     29,403                0          29,403                  0
Glenn A. Vigil and Jo C. Vigil                        12,500                0          12,500                  0
Glenn A. Vigil and Jody C. Vigil, Joint
 Tenants with Rights of Survivorship                   3,375                0           3,375                  0
Waldorf School Association of Boulder, Inc.           10,000                0          10,000                  0
Lee M. Warner and Hope Landis Warner, as
  Trustees of the Lee and Hope Warner Family
   Trust established June 10,1988                      3,000                0           3,000                  0
Katherine Webster                                      2,000                0           2,000                  0
William Woods                                              0            4,000           4,000                  0
               TOTAL                               3,664,000          490,245       4,154,245            520,261

                                   EXHIBIT A

                                  FORM OF NOTE
                                  ------------

THIS NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                      SENIOR SUBORDINATED PROMISSORY NOTE
                      -----------------------------------

$ ________________                                                 [Date], 1997


     FOR VALUE RECEIVED, HORIZON ORGANIC HOLDING CORPORATION, a Delaware corporation ("Company") promises to pay to ________________________, a Delaware limited partnership ("Holder"), or its registered assigns, the principal sum of _____________________ Dollars ($___________), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to eleven percent (11%) per annum, computed on the basis of the actual number of days elapsed and a year of 360 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) [Date], 2003, or (ii) when, in accordance with the terms hereof, such amounts are declared due and payable by Holder or made automatically due and payable. This Note is one of the "Notes" issued pursuant to the Note and Stock Purchase Agreement of even date however (as amended, modified or supplemented, the "Note Purchase Agreement") between Company and the Purchasers (as defined in the Note Purchase Agreement).

     The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

          1.   DEFINITIONS.  As used in this Note, the following capitalized
               -----------
terms have the following meanings:

               (a) "Affiliate" shall mean, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such Person. For the purposes of this definition, "control", when used with respect to any Person, means the power or direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               (b) "Business Day" shall mean any day other than a Saturday, Sunday or public holiday under the laws of California or Colorado or other day on which banking institutions are authorized or obligated to close in California or Colorado.

               (c) "Company" includes the corporation initially executing this Note and any person which shall succeed to or assume the obligations of Company under this Note.

               (d) "Consolidated Tangible Assets" means, as of any applicable date, the difference between (i) the amount shown on the balance sheet of Company as the total assets of Company and its Subsidiaries on a consolidated basis minus (ii) the net book value of all assets of the Company and its Subsidiaries on a consolidated basis which would be treated as intangibles under GAAP.

               (e) "Consolidated Total Indebtedness" shall mean, as of any applicable date, the total Indebtedness of the Company and its Subsidiaries on a consolidated basis.

               (f) "Current Assets" shall mean, as of any applicable date, all amounts that should in, accordance with GAAP, be included as current assets on the consolidated balance sheet of Company and its Subsidiaries as at such date, plus any livestock shown on the consolidated balance sheet of Company and its Subsidiaries.

               (g) "Current Liabilities" shall mean, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Company and its Subsidiaries, as at such date, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower or any subsidiary to a date more than one year from the date of determination, plus any liabilities secured by a lien on livestock, but excluding Indebtedness under any working capital revolving credit agreement.

               (h) "Equity Securities" of any Person shall mean (a) all common stock, preferred stock, participations, shares, partnership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

               (i) "Event of Default" has the meaning given in Section 5 hereof.

               (j) "Financial Statements" shall mean, with respect to any accounting period for any Person, statements of operations, shareholders equity and cash flow of such Person for such period, and balance sheets of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding fiscal year, all prepared in reasonable detail and in accordance with GAAP, except for customary year-end adjustments and footnotes for interim periods. Unless otherwise indicated, each reference to Financial Statements of any Person shall be deemed to refer to Financial Statements prepared on a consolidated basis.

               (k) "GAAP" shall mean generally accepted accounting principles as in effect in the United States from time to time.

               (l) "Guaranties" shall mean each Guaranty executed by a Subsidiary of Company in the form of Exhibit C to the Note Purchase Agreement.

               (m) "Holder" shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

               (n) "Indebtedness" shall mean and include the aggregate amount of, without duplication (a) all obligations for borrowed money, (b) all obligations evidenced by bond, debentures, notes or other similar instruments,
(c) all obligations to pay the deferred purchase price of property or services (other than accounts payable incurred in the ordinary course of business determined in accordance with GAAP), (d) all obligations with respect to capital leases, (e) all guaranty obligations; (f) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (g) all reimbursement and other payment obligations, contingent or otherwise, in respect of letters of credit.

          (o) "Investment" of any Person shall mean any loan or advance of funds by such Person to any other Person (other than advances to employees of such Person for moving and travel expense, drawing accounts and similar expenditures in the ordinary course of business), any purchase or other acquisition of any Equity Securities or Indebtedness of any other Person, any capital contribution by such Person to or any other investment by such Person in any other Person (including, without limitation, any Indebtedness incurred by such Person of the type described in clauses (a) and (b) of the definition of "Indebtedness" on behalf of any other Person); provided, however, that Investments shall not
                             -----------------
include accounts receivable or other indebtedness owed by customers of such Person which are current assets and arose from sales or non-exclusive licensing in the ordinary course of such Person's business.

          (p) "Lien" shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

          (q) "Liquidity Event" shall mean (i) the closing of firmly underwritten public offering pursuant to registration statement filed by Company under the Securities Act of 1933, as amended (the "Act"), or (ii) a sale, transfer or distribution by the Company of all or substantially all of its assets (other than any mortgage, pledge or similar transfer whether or not in the ordinary course of business), or a merger or consolidation of Company with any other Person such that the holders of Company's outstanding voting securities immediately prior to such transaction do not own more than 50% of the combined voting power of the surviving entity's outstanding voting securities immediately after the transaction, (iii) any "person" (as such term is used in subsections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) or group of persons after the date hereof, becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding voting securities, or
(iv) the sale of all or substantially all of the assets of Sunrise, the sale of any of the capital stock of Sunrise or a merger or consolidation of Sunrise with or into any Person.

          (r) "Majority in Interest" shall mean more than 50% of the aggregate outstanding principal amount of the Notes issued pursuant to the Note Purchase Agreement.

          (s) "Material Adverse Effect" shall mean a material adverse effect on
(a) the business, assets, operations, prospects or financial or other condition of Company; (b) the ability of Company to pay or perform the Obligations in accordance with the terms of this Note; or (c) the rights and remedies of Holder under this Note or any related document, instrument or agreement.

          (t) "Note Purchase Agreement" has the meaning given in the introductory paragraph hereof.

          (u) "Obligations" shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Company to Holder of every kind and description whether or not evidenced by any note or instrument and (whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Transaction Documents, including all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether not arising after the commencement of a proceeding under title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended
                                                    ------
from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

          (v) "Permitted Investments" shall mean and include: (a) Deposits with commercial banks organized under the laws of the United States or a state thereof to the extent such deposits are fully insured by the Federal Deposit Insurance Corporation; (b) Investments in marketable obligations issued or fully guaranteed by the United States and maturing not more than one (1) year from the date of issuance; (c) Investments in open market commercial paper rated at least "A1" or "P1" or higher by a national credit rating agency and maturing not more than one (1) year from the creation thereof; (d) Investments pursuant to or arising under currency agreements or interest rate agreements entered into in connection with bona fide hedging arrangements; (e) Investments consisting of deposit accounts maintained in the ordinary course of business; (f) other Investments aggregating not in excess of One Hundred Thousand Dollars ($100,000) at any time; and (g) Investments by the Company in or to its Subsidiaries, Investments by the Company's Subsidiaries in or to the Company and Investments by a Subsidiary in or to another Subsidiary.

          (w) "Permitted Liens" shall mean and include: (i) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith, provided provision is made to the reasonable satisfaction of Holder for the eventual payment to if subsequently found payable; (ii) Liens of carriers, warehousemen, mechanics, materialmen, vendors, and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith, provided provision is made to the reasonable satisfaction of Holder for the eventual payment thereof if subsequently found payable; (iii) deposits under workers' compensation, unemployment insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations of surety or appeal bonds or to secure indemnify, performance or other similar bonds in the ordinary course of business; (iv) Liens securing obligations under a capital lease if such lease is permitted under this Note and such Liens do not extend to property other than the property leased under such capital lease; (v) Liens upon any equipment or real property acquired or held by Company or any of its Subsidiaries to secure the purchase price of such equipment or real property or indebtedness incurred solely for the purpose of financing the acquisition of such equipment or real property; (vi) easements, reservations, rights of way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property in a manner not materially or adversely affecting the value or use of such property; (vii) Liens in favor of a collateral agent holding collateral on behalf of the holders of the Notes and the Sunrise Notes; and Liens on the assets of Company's Subsidiaries securing working capital and acquisition financing so long as the incurrence of no Event of Default would exist immediately prior to or immediately after the incurrence of such Indebtedness.

          (x) "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

          (y) "Senior Indebtedness" shall mean, unless expressly subordinated to or made on a parity with the amounts due under this Note, the principal of, unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement and other amounts due in connection with, (i) Indebtedness of Company or its Subsidiaries to banks or commercial finance or other lending institutions regularly engaged in the business of lending money (excluding venture capital, investment banking or similar institutions and their affiliates which sometimes engage in lending activities but which are primarily engaged in investments in Equity Securities), whether or not secured, (ii) indebtedness secured by Liens described in clause (v) of the definition of Permitted Liens, and (iii) any such Indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior

Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor. "Senior Indebtedness shall not include the Sunrise Notes.

          (z) "Subsidiary" shall mean (a) any corporation of which more than 50% of the issued and outstanding Equity Securities having ordinary voting power to elect a majority of the Board of Directors of such corporation is at the time directly or indirectly owned or controlled by Company, (b) any partnership, joint venture, or other association of which more than 50% of the equity interest having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time directly or indirectly owned and controlled by Company, and (c) any other entity included in the financial statements of Company on a consolidated basis.

          (aa) "Sunrise" shall mean Sunrise Organic Farms, Inc.

          (bb) "Sunrise Notes" shall mean the promissory notes issued under the Acquisition Agreement, dated as of March 20, 1997.

          (cc) "Transaction Documents" shall mean this Note, each of the other Notes issued under the Note Purchase Agreement, if any, the Note Purchase agreement and the Guaranties.

     2.   INTEREST AND PRINCIPAL PAYMENTS.
          -------------------------------

          (a) Interest Only Period. Company shall make sixteen payments of accrued and unpaid interest under this Note on the last Business Day of each calendar quarter commencing on June 30, 1997.

          (b) Amortization of Principal and Interest. Commencing on March 31, 2001, and continuing on the last Business Day of each calendar quarter for seven
(7) quarters thereafter, Company shall make a payment to Holder in the amount of $________, which payments shall fully amortize all principal and interest due under this Note.

     3.   PREPAYMENT.
          ----------

          (a) Optional Prepayment. This Note may be prepaid at any time prior to the second anniversary of the date hereof in whole or in part upon the payment to Holder of a premium equal to three percent (3%) of the principal balance prepaid. This Note may be prepaid at any time thereafter in whole or in part without penalty or premium.

          (b) Mandatory Prepayment. This Note shall be prepaid in full upon the closing of a Liquidity Event. Such prepayment shall be without penalty or premium unless it occurs prior to the second anniversary of the date hereof in which case such prepayment shall include a premium of three percent (3%) of the principal amounts to prepaid.

          (c) Provisions Applicable to Prepayments. Any proprietary of this Note (i) may only be made in connection with the prepayment of all Notes issued under the Note and Stock Purchase Agreement on a pro rata basis, based on the respective aggregate outstanding principal amounts of each such Note, and (ii) will be applied first to the payment of expenses due under this Note, second to interest accrued on this Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of this Note.

     4.   CERTAIN COVENANTS.  While any amount its outstanding under this
          -----------------
Note, without the prior written consent of a Majority in Interest:

          (a) Indebtedness. The Company shall not create, incur, assume or permit to exist any Indebtedness except (i) the Notes, (ii) the Sunrise Notes,
(iii) Indebtedness ranking pari passu with the Notes and the Sunrise Notes which does not require any amortization of principal prior to September 30, 2001, which has an interest rate not in excess of the prime rate at the time of incurrence plus five percentage points and which has a maturity after September 30, 2003; and (iv) Senior Indebtedness. The Company shall not create, incur, assume or permit to exist any Indebtedness subordinated to the Senior Indebtedness but senior to the Notes and the Sunrise Notes.

          (b) Liens. Neither Company nor any of its Subsidiaries shall create, incur, assume or permit to exist any Lien on or with respect to any of its assets or property of any character, whether now owned or hereafter acquired, except for Permitted Liens.

          (c) Asset Dispositions. Neither Company nor any of its Subsidiaries shall sell, lease, transfer, license or otherwise dispose of (collectively, a "Transfer") any of its assets or property, whether now owned or hereafter
---------
acquired, except Transfers in the ordinary course of its business (i) consisting of the sale of inventory, (ii) consisting of sales of worn-out or obsolete equipment, (iii) consisting of sales between the Subsidiaries or between the Company and a Subsidiary, and (iv) other Transfers not in excess of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any fiscal year.

          (d) Mergers, Acquisitions, Etc. Neither Company nor any of its Subsidiaries shall consolidate with or merge into any other Person or permit any other Person to merge into it, or acquire all or substantially all of the assets or capital stock of any other Person; provided, however, that a wholly-owned Subsidiary of the Company may merge with and into another wholly-owned Subsidiary and a Subsidiary of the Company may merge with and into the Company so long as the Company is the surviving corporation.

          (e) Investments. Neither Company nor any of its Subsidiaries shall make any Investment except for Permitted Investments.

          (f) Dividends, Redemptions, Etc. Neither Company nor any of its Subsidiaries shall (i) pay any dividends or make any distributions on its Equity Securities; (ii) purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Securities; (iii) return any capital to any holder of its Equity Securities; (iv) make any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities; or (v) set apart any sum for any such purpose; provided, however, that any Subsidiary may pay dividends to Company.

          (g) Indebtedness Payments. Neither Company nor any of its Subsidiaries shall (i) prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness for borrowed money (other than amounts due under this Note or the other Notes issued under the Note Purchase Agreement or the Sunrise Notes, all of which shall be prepaid only on a pro rata basis) or lease obligations, (ii) amend, modify or otherwise change the terms of any Indebtedness for borrowed money (other than the Obligations) or lease obligations so as to accelerate the scheduled repayment thereof or (iii) repay any notes to officers, directors or shareholders.

          (h) Information Rights; Notices. Company shall furnish to Holder the following:

              (i) Monthly Financial Statements.  Within thirty (30) days after
                  ----------------------------
the last day of each month, a copy of the Financial Statements of Company for such month and for the fiscal year to date, certified by the chief financial officer or controller of Company to present fairly the financial condition, results of operations and other information presented therein and to have been prepared in accordance with GAAP consistently applied, subject to normal year end adjustments and except that no footnotes need be included with such Financial Statements;

              (ii) Annual Financial Statements.  Within one hundred twenty (120)
                   ---------------------------
days after the close of each fiscal year of Company, (A) copies of the audited Financial Statements of Company for such year, together with the opinion of nationally recognized independent auditors that such Financial Statements present fairly the financial condition, results of operations and other information presented therein in accordance with GAAP consistently applied, (B) copies of the reports and management letters delivered by such accountants in connection with such Financial Statements, and (C) a report containing a description of projected business prospects (including capital expenditures) and management's discussion and analysis of financial condition and results of operation of Company and its Subsidiaries;

              (iii) SEC Reports.  As soon as possible and in no event later
                    -----------
than five (5) Business Days after they are sent, made available or filed, copies of all registration statements and reports filed by Company with the Securities Exchange Commission and all reports, proxy statements and financial statements sent or made available by Company to its shareholders generally; and

              (iv) Notice of Defaults.  Promptly upon the occurrence thereof,
                   ------------------
written notice of the occurrence of any Event of Default hereunder or any event of default with respect to any Indebtedness of Company.

              (v) Compliance Statements.  Promptly as they are available and in
                  ---------------------
any event within thirty (30) days of the end of each calendar month a certificate of Company's Chief Financial Officer or other senior officer stating that he or she has reviewed the provisions of this Note and that Company is not in default in the observance or performance of any of the provision hereof, or if Company shall be so in default, specifying all such defaults and events of which he or she may have knowledge and setting forth the calculation of compliance or noncompliance with each of the financial covenants set forth in Sections 4(l) and 4(m).

          (i) Inspection Rights. Holder and its representatives shall have the right, at any time during normal business hours, upon reasonable prior notice, to visit and inspect the properties of Company and its corporate, financial and operating records, and make abstracts therefrom, and to discuss Company's affairs, finances and accounts with its directors, officers and independent public accountants. Holder and its representatives shall agree in writing not to disclose or misuse any confidential information made available to Holder and its representatives; provided, however, that disclosure of such information may be made (i) to the subsidiaries or affiliates of Holder, (ii) to prospective transferees or purchasers of any interest in this Note, provided that they have entered into a comparable confidentiality agreement in favor of Company and have delivered a copy to Company, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order and (iv) as may be required in connection with the examination, audit or similar investigation of Company.

          (j) Insurance. Company and its Subsidiaries shall (i) carry and maintain insurance at its expense of the types and in the amounts customarily carried from time to time during the term of this Note by other engaged in substantially the same business as such Person and operating in the same geographic area as such Person, including, but not limited to, fire, public liability, property damage and worker's compensation, such insurance to be in such form as is carried with companies and in amounts satisfactory to Lender, and (ii) deliver to Holder from time to time, as Holder may request, schedules or insurance certificates setting forth all insurance then in effect.

          (k) Issuance of Stock. Company shall not issue any class of capital stock having rights preferences or privileges prior or in preference to those of the Common Stock of Company. No Subsidiary of Company shall issue any Equity Security to any Person other than Company.

          (l) Current Ratio. Company shall maintain, as of the last day of each calendar month, a ratio of Current Assets to Current Liabilities of at least 1.1 to 1.0.

          (m) Leverage Ratio. Company shall not permit, as of the last day of each calendar month, the ratio of Consolidated Total Indebtedness to Consolidated Tangible Assets to exceed .825 to 1.0.

          (n) Subsidiary Guaranties. Company shall cause each Person which becomes a Subsidiary after the date hereof to execute and deliver a Guaranty in the form attached to the Note Purchase Agreement as Exhibit C with such changes to the recitals thereof as are necessary to reflect the execution thereof after the date hereof.

     5.   EVENT OF DEFAULT.  The occurrence of any of the following shall
          ----------------
constitute an "Event of Default" under this Note and the other Transaction
Documents:

          (a) Failure to Pay. Company shall fail to pay (i) any principal payment on the date due hereunder or (ii) any interest or other payment required under the terms of this Note or any other transaction Document on the date due and such payment shall not have been made within five (5) days of Company's receipt of Holder's written notice to Company of such failure to pay; or

          (b) Breaches of Certain Covenants. Company or any of its Subsidiaries shall fail to observe or perform any covenant, obligation, condition or agreement set forth in Section 4 of this Note (other than a covenant, obligation, condition or agreement set forth in Section 4(h) or Section 4(j)); or

          (c) Breaches of Other Covenants. Company or any of its Subsidiaries shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note or the other Transaction Documents (other than those specified in Sections 5(a) and 5(b)) and (i) such failure shall continue for fifteen (15) days, or (ii) if such failure is not curable within such fifteen (15) day period, but is reasonably capable of cure within forty-five
(45) days, either (A) such failure shall continue for forty-five (45) days or
(B) Company or its Subsidiary shall not have commenced a cure in a manner reasonably satisfactory to Holder within the initial fifteen (15) day period; or

          (d) Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of Company to Holder in writing in connection with this Note or any of the other Transaction Documents, or as an inducement to Holder to enter into this Note and the other Transaction Documents, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

          (e) Other Payment Obligations. Company or any if its Subsidiaries (i) shall fail to pay any Indebtedness in an aggregate amount of One Hundred Thousand Dollars ($100,000) upon final maturity thereof, or (ii) shall fail
(A)(x) to make any payment when due under the terms of any bond, debenture, note or other evidence of Indebtedness to be paid by such Person (excluding this Note and the other Transaction Documents but including any other evidence of Indebtedness of Company or any of its Subsidiaries to Holder) and such failure shall continue beyond any period of grace provided with respect thereto, or (y) default in the observance or performance of any other agreement, term or condition contained in any such bond, debenture, note or other evidence of Indebtedness, and (B) the effect of such failure or default is that the holder or holders thereof cause Indebtedness in an aggregate amount of Twenty-Five Thousand Dollars ($25,000) or more to become due prior to its stated date of maturity; or

          (f) Voluntary Bankruptcy or Insolvency Proceedings. Company or any of its Subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in any involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

          (g) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Company or any of its Subsidiaries or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Company or any of its Subsidiaries or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement; or

          (h) Judgments. A final judgment or order for the payment of money in excess of One Hundred Thousand Dollars ($100,000) (exclusive of amounts covered by insurance issued by an insurer not an Affiliate of company) shall be rendered against Company or any of its Subsidiaries and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of Company or any if its Subsidiaries and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy; or

          (i) Guaranties. Any Guaranty shall cease to be, or be asserted by the guarantor thereunder not to be, a legal, valid and binding obligation of such guarantor enforceable in accordance with its terms; or

          (j) Material Adverse Effect. One or more conditions exist or events have occurred which could reasonably indicate, or reasonably result in, a Material Adverse Effect.

     6.   RIGHTS OF HOLDER UPON DEFAULT.  Upon the occurrence of any Event of
          -----------------------------
Default (other than an Event of Default referred to in Sections 5(f) and 5(g)), immediately and without notice, all outstanding Obligations payable to Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

     7.   SUBORDINATION.  The indebtedness evidenced by this Note is hereby
          -------------
expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness.

          (a) Insolvency Proceedings.  If there shall occur any receivership,
              ----------------------
insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of Company,
(i) no amount shall be paid by Company in respect of the principal of, interest on or other amounts due with respect to this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (ii) no claim or proof of claim shall be filed with Company by or on behalf of Holder of this Note which shall assert any right to receive any payments in respect of the principal of and interest on this Note except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding.

          (b) Default on Senior Indebtedness.  If there shall occur an event of
              ------------------------------
default which has been declared in writing with respect to any Senior Indebtedness, as defined therein, or in the instrument under which it is outstanding, permitting the holder to accelerate the maturity thereof and Holder shall have closing date written notice thereof from the holder of such Senior Indebtedness, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note, unless within one hundred eighty (180) days after the happening of such event of default, the maturity of such Senior Indebtedness shall not have been accelerated. Not more than one notice may be given to Holder pursuant to the terms of this Section 7(b) during any 360 day period.

          (c) Further Assurances.  By acceptance of this Note, Holder agrees to
              ------------------
execute and deliver customary forms of subordination agreement requested from time to time by holders of Senior Indebtedness, and as a condition to Holder's rights hereunder, Company may require that Holder execute such forms of subordination agreement; provided that such forms shall not impose on Holder terms materially less favorable than those provided herein.

          (d) Other Indebtedness.  No indebtedness which does not constitute
              ------------------
Senior Indebtedness shall be senior in any respect to the indebtedness represented by this Note.

          (e) Subrogation.  Subject to the payment in full of all Senior
              -----------
Indebtedness, Holder shall be subrogated to the rights of the holder(s) of such Senior Indebtedness (to the extent of the payments or distributions made to the holder(s) of such Senior Indebtedness pursuant to the provisions if this Section
7) to receive payments and distributions of assets of Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between Company and its creditors, other than the holders of Senior Indebtedness an Holder, be deemed to be a payment by Company to or on account of this Note; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which Holder would be entitled except for hereto provisions of this Section 7 shall, as between Company and its creditors, other than the holders of Senior Indebtedness and Holder, be deemed to be a payment by Company to or on account of the Senior Indebtedness.

          (f) No Impairment.  Subject to the rights, if any, of the holders of
              -------------
Senior Indebtedness under this Section 7 to receive cash, securities or other properties otherwise payable or deliverable to Holder, nothing contained in this
Section 7 shall impair, as between Company and Holder, the obligation of Company, subject to the terms and conditions hereof, to pay to Holder the principal hereof and interest hereon as and when the same become due and payable, or shall prevent Holder, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

          (g) Lien Subordination.  Any Lien of Holder, whether now or hereafter
              ------------------
existing in connection with the amounts due under this Note, on any assets or property of Company or any proceeds or revenues therefrom which Holder may have at any time as security for any amounts due and obligations under this Note shall be subordinate to all Liens now or hereafter granted to a holder of Senior Indebtedness by Company or by law, notwithstanding the date, order or method of attachment or perfection of any such Lien or the provisions of any applicable law.

          (h) Reliance of Holders of Senior Indebtedness.  Holder, by its
              ------------------------------------------
acceptance hereof, shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the creation of the indebtedness evidenced by this Note, and each such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Indebtedness.

     8.   SUCCESSORS AND ASSIGNS.  Subject to the restrictions on transfer
          ----------------------
described in Sections 10 and 11 below, the rights and obligations of Company and Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

     9.   WAIVER AND AMENDMENT.  Any provision of this Note may be amended,
          --------------------
waived or modified upon the written consent of Company and holders of a Majority in Interest of all then outstanding Notes issued pursuant to the Note Purchase Agreement.

     10.  TRANSFER OF THIS NOTE.  With respect to any offer, sale or other
          ---------------------
disposition of this Note, Holder will give written notice to Company prior thereto, describing briefly the manner thereof, together with a written opinion of Holder's counsel reasonably satisfactory to Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, Company, as promptly as practicable, shall notify Holder that Holder may sell or otherwise dispose of this Note, all in accordance with the terms of the notice delivered to Company. If a determination has been made pursuant to this Section 10 that the opinion of counsel for Holder is not reasonably satisfactory to Company, Company shall so notify Holder promptly after such determination has been made. Each Note thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act. Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of Company as provided in the Note purchase Agreement. Prior to presentation of this Note for registration of transfer, Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and Company shall not be affected by notice to the contrary.

     11.  ASSIGNMENT BY COMPANY.  Neither this Note nor any of the rights,
          ---------------------
interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Company without the prior written consent of Holder.

     12.  NOTICES.  Any notice, request or other communication required or
          -------
permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties as set forth in the Note Purchase Agreement or on the register maintained by Company. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

     13.  PARI PASSU NOTES.  Holder acknowledges and agrees that the payment of
          ----------------
all or any portion of the outstanding principal amount of this Note and all interest hereof shall be pari passu in right of payment and in all other respects to the other Notes issued pursuant to the Note Purchase Agreement or pursuant to the terms of such Notes. In the event Holder receives payments in excess of its pro rata share of Company's payments to the holders of all of the Notes, then Holder shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

     14.  PAYMENT.  Payment shall be made in lawful tender of the United States.
          -------

     15.  DEFAULT RATE; USURY.  During any period in which and Event of Default
          -------------------
has occurred and is continuing, Company shall pay interest on the unpaid principal balance hereof at a rate per annum equal to the rate otherwise applicable hereunder plus five percent (5%). In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

     16.  EXPENSES; WAIVERS.  If action is instituted to collect this Note, the
          -----------------
prevailing party shall be entitled to collect from the other all costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with such action. Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

     17.  GOVERNING LAW.  This Note and all actions arising out of or in
          -------------
connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

     18.  RIGHT OF FIRST OFFER.  Prior to the maturity of this Note, Company
          --------------------
shall provide Holder with all requests for additional subordinated debt financing prior to the time that such requests are provided to other financing sources. Should Company and Holder fail to agree on the terms and conditions of such financing within thirty (30) days of such request, then Company may accept a funding source other than Holder.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Company has caused this Note to be issued as of the date first written above.

                    HORIZON ORGANIC HOLDING CORPORATION,
                    a Delaware corporation


                    By:
                       -----------------------------------
                    Name:
                         ---------------------------------
                    Title:
                          --------------------------------

                                   EXHIBIT B

                                 LEGAL OPINION
                                 -------------

               ITEMS TO BE COVERED IN OPINION OF COMPANY COUNSEL

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b) The Company has the requisite corporate power and authority to execute, deliver and perform the Transaction Documents and to issue the Common Stock issued or issuable under the Transaction Documents. All action on the part of the Company, its directors, and its shareholders necessary for the authorization, execution, delivery, and performance of the Transaction Documents and the issuance of the Common Stock, has been taken. The Transaction Documents have been duly executed and delivered by an authorized officer of the Company.

          (c) The execution, delivery and performance of the Transaction Documents and the issuance of the Common Stock under the Transaction Documents
(i) do not conflict with or violate any provision of the Company's Certificate of Incorporation or Bylaws, or applicable law and (ii) do not conflict with or constitute a default under any provision of any judgment, writ, decree, order or material agreement, indenture, or instrument to which the Company is a party or by which it is bound.

          (d) The Transaction Documents constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms.

          (e) The authorized capital stock of the Company consists of __________ shares, of which the Company is authorized to issue ______________ shares of Common Stock, _______________ shares of which are issued and outstanding immediate prior to closing, __________ shares of Preferred Stock, none of which are issued and outstanding. All such issued and outstanding shares of Preferred Stock and Common Stock have been duly authorized and validly issued and, to our knowledge, are fully paid and nonassessable, and are free of any preemptive or similar rights contained in the Certificate of Incorporation or Bylaws of the Company or, to our knowledge, in any agreement to which the Company is a party, except as specifically provided in the Transaction Documents. The shares of Common Stock issued under the Note and Stock Purchase Agreement are validly issued, fully paid and nonassessable. To our knowledge, except for rights described in the Shareholder Agreement and the Certificate of Incorporation, there are no other options, warrants, conversion privileges, or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of capital stock or other securities of the Company, or any other agreements to issue any such securities or rights.

          (f) To our knowledge, there are no actions, suits, proceedings or investigations pending against the Company or its properties before any court or governmental agency (nor, to our knowledge, has the Company received any written threat thereof), which, either in any case or in the aggregate, are likely to result in any material adverse change in the business or financial condition of the Company or any of its properties, or in any material impairment of the right or ability of the Company to carry on its business as now conducted, or which questions the validity of the Transaction Documents or any action taken or to be taken by the Company in connection therewith.

          (g) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the party of the Company is required in connection with the valid execution and delivery of the Transaction Documents, or the offer, sale or issuance of the Common Stock or the consummation of any other transactions contemplated by the Transaction Documents except qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) under applicable blue sky laws of the offer and sale of securities. Our opinion herein is otherwise subject to the timely and proper completion of all filings and other actions contemplated herein where such filings and actions are to be undertaken on or after the date hereof.

          (h) Subject to the accuracy of the Purchasers' representations in
Section 4 of the Note and Stock Purchase Agreement, we are of the opinion that the offer, sale and issuance of the Common stock in conformity with the terms of the Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended.

                                   EXHIBIT C

                                    GUARANTY
                                    --------

                          FORM OF SUBSIDIARY GUARANTY

     THIS SUBSIDIARY GUARANTY (this "Guaranty"), dated as of [Date], 1997, is entered into by [GUARANTOR], a [STATE OF GUARANTOR'S FORMATION] (the "Guarantor"), in favor of each holder from time to time of a senior subordinated promissory note (each, a "Note") under the Note Agreement (as defined below) (collectively, the "Guaranteed Parties").


                                    RECITALS
                                    --------

     A. The Guaranteed Parties and Horizon Organic Holding Corporation, a Delaware corporation ("Company"), the 100% parent of the Guarantor, propose to enter into that certain Note and Stock Purchase Agreement dated as of [Date], 1997 (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the "Note Agreement"), providing for the purchase of Notes by the Guaranteed Parties, the proceeds of which are to be used in part by Guarantor (by way of a loan or capital contribution from Company). Company, Guarantor and each other guarantor of the Guaranteed Obligations are sometimes referred to herein as the "Credit Parties". When capitalized and used herein, terms defined in the Note Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Note Agreement; and

     B. The Guaranteed Parties have required, as a condition to the extension of credit under the Note Agreement, that the Guarantor execute and deliver this Guaranty.


                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the premises and to induce the Holders to enter into, and to extend credit under the Note Agreement, the Guarantor agrees with the Guaranteed Parties as follows:

     SECTION 1.  THE GUARANTEE.  The guarantee of the Guarantor hereunder is as
                 -------------
follows:

          Section 1.1  Guaranty of Extensions of Credit to Company.  The
                       -------------------------------------------
Guarantor hereby unconditionally, absolutely and irrevocably guarantees to the Guaranteed Parties and their successors, endorsees, transferees and assigns, the prompt payment (whether at stated maturity, on mandatory prepayment by acceleration or otherwise) and performance of all of the Obligations of the Company under the Note Agreement and the other Credit Documents (including all interest and costs of enforcement which may at any time accrue with respect to the Obligations or which would accrue but for the operation of any provision or doctrine with respect to the Bankruptcy Code, as hereinafter defined, and whether or note an allowed claim) (the "Guaranteed Obligations"). The Guarantor agrees that this Guaranty is a guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be joint and several with any other Persons which may at any time or from time to time be or become directly or indirectly financially responsible to the Guaranteed Parties with respect to the Guaranteed Obligations and shall be under all circumstances primary, absolute and unconditional irrespective of, and unaffected by:

          (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Guaranty, the Note Agreement any other Credit Document or other agreement, document or instrument to which any Credit Party is or are or may become a party;

          (b) the absence of any action to enforce this Guaranty, any other Credit Document or the waiver or consent by the Guaranteed Parties with respect to any of the provisions hereof or thereof;

          (c) any bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, liquidation or the like of any other Credit Party including, but not limited to, (i) any Guaranteed Party's election, in any proceeding instituted under Title 11 of the United States code (11 U.S.C. (S) 101 et seq.) or any replacement or supplemental federal statutes dealing with
    ------
the bankruptcy of debtors (the "Bankruptcy Code"), of the application of Section 1111(b)(2) of the Bankruptcy Code, (ii) any borrowing or grant of a Lien by the Company or any other Credit Party as debtor-in-possession, under Section 364 of the Bankruptcy Code, or (iii) the disallowance of all or any portion of any Guaranteed Party's claim(s) for repayment of the Guaranteed Obligations under
Section 502 of the Bankruptcy Code;

          (d) any merger or consolidation of any Credit Party into or with any other Person, or any sale, lease or transfer of any or all of the assets of any other Credit Party to any other Person;

          (e) any circumstance which might constitute a defense available to, or a discharge of any other Credit Party;

          (f) any sale, transfer or other disposition of any stock of any Credit Party;

          (g) absence of any notice to, or knowledge by, the Guarantor of the existence or occurrence of any of the matters or events set forth in the foregoing subdivisions (a) through (g); or

          (h) any other fact or circumstance which might otherwise constitute a defense available to, or a discharge of, a surety or guarantor;

it being agreed by the Guarantor that its obligations under this Guaranty shall not be discharged until the payment and performance, in full, of the Guaranteed Obligations (including all interest and costs of enforcement which may at any time accrue with respect to the Obligations or which would accrue but for the operation of any provision of or doctrine with respect to the Bankruptcy Code and whether or not an allowed claim) or release of the Guarantor by the Guaranteed Parties, whichever shall occur first. The Guarantor shall be regarded, and shall be in the same position, as principal debtor (and not merely as surety) with respect to the Guaranteed Obligations and specifically agrees that, notwithstanding any discharge of the Company or any other Person or the operation of any other provision of the Bankruptcy Code with respect to the Guaranteed Obligations or any such Persons, the Guarantor shall be fully responsible for paying all interest and costs of enforcement or preservation and protection of Collateral which may at any time accrue with respect to the Guaranteed Obligations or which would accrue but for the operation of any provision of or doctrine with respect to the Bankruptcy Code and whether or not an allowed claim. The Guarantor expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel the Guaranteed Parties to proceed in respect of the Guaranteed Obligations against the Company, any other Credit Party or any other party or against any Collateral before proceeding against, or as a condition to proceeding against, the Guarantor. The Guarantor agrees that any notice or directive given at any time to the Guaranteed Parties which is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by the Guaranteed Parties, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty unless the Guaranteed Parties have specifically agreed otherwise in writing. It is agreed between the Guarantor and the Guaranteed Parties that the foregoing waivers are of the essence of the transaction contemplated by the Credit Documents and that, but for this Guaranty and such waivers, the Guaranteed Parties would decline to enter into the Note Agreement.

          Section 1.2  Maximum Guaranteed Amount.  Notwithstanding any other
                       -------------------------
provision of this Guaranty to the contrary, if the obligations of the Guarantor hereunder would otherwise be held or determined by a court of competent jurisdiction in any action or proceeding involving any state corporate law or any state or Federal bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other law affecting the rights of creditors generally, to be void, invalid or unenforceable to any extent on account of the amount of the Guarantor's liability under this Guaranty, then notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantor or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.

          Section 1.3  Demand by the Guaranteed Parties.  In addition to the
                       --------------------------------
terms of the Guaranty set forth in Section 1.1 hereof, but subject to the limitations contained in Section 1.2, and in no manner imposing any other limitation on such terms, it is expressly understood and agreed that, if any or all of the then outstanding principal amount of the Guaranteed Obligations (together with all accrued interest thereon) becomes due and payable, then the obligations of the Guarantor shall, at the option of the Guaranteed Parties, without notice or demand, become due and payable and Guarantor shall, upon demand in writing therefor by the Guaranteed Parties to the Guarantor, pay to the holder or holders of the Guaranteed Obligations the outstanding Guaranteed Obligations due and owing to such holder or holders. Payment by the Guarantor shall be made in dollars to the Guaranteed Parties in accordance with the amounts owed to each, to be credited and applied upon the Guaranteed Obligations, in immediately available Federal funds to an account designated by each Guaranteed Party or at the address set forth in the Note Agreement for the giving of notice to the Guaranteed Parties or at any other address that may be specified in writing from time to time by a Guaranteed Party.

          Section 1.4  Enforcement of Guaranty.  In no event shall the
                       -----------------------
Guaranteed Parties have any obligation (although it is entitled, at its option) to proceed against the Company or any other Person before seeking satisfaction from the Guarantor. The Obligations of Guarantor hereunder are independent of the obligations of any other guarantor of the Guaranteed Obligations or of any Credit Party, and a separate action or actions may be brought and prosecuted against Guarantor whether or not action is brought against any other guarantor or any other Credit Party, and whether or not any other guarantor or any other Credit Party be joined in any such action or actions.

          Section 1.5  Waiver.  In addition to the waivers contained in Section
                       ------
1.1 hereof, the Guarantor waives, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption or similar laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by the Guarantor of its obligations under, or the enforcement by the Guaranteed Parties of, this Guaranty. The Guarantor hereby waives diligence, presentment and demand (whether for nonpayment or protest or of acceptance, maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Guaranteed Obligations, notice of adverse change in a Company's or any other Credit Party's financial condition or any other fact which might materially increase the risk to the Guarantor) with respect to any of the Guaranteed Obligations or all other demands whatsoever and waives the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty. The Guarantor hereby waives any requirement on the part of any holder of any Note to mitigate the damages resulting from any default under such Note. The Guarantor represents, warrants and agrees that, as of the date of this Guaranty, its obligations under this Guaranty are not subject to any offsets or defenses against any Guaranteed Party or any Credit Party of any kind. The Guarantor further agrees that its obligations under this Guaranty shall not be subject to any counterclaims, offsets or defenses against any Guaranteed Party or any Credit Party of any kind which may arise in the future.

          Section 1.6  Benefit of Guaranty.  The provisions of this Guaranty are
                       -------------------
for the ratable benefit of the Guaranteed Parties and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between the Credit Parties and the Guaranteed Parties, the obligations of the Credit Parties under the Credit Documents. In the event all or any part of the Guaranteed Obligations are transferred, endorsed or assigned by the Guaranteed Parties to any Person or Persons in accordance with the terms of the Note Agreement, any reference to "Guaranteed Parties" herein shall be deemed to refer equally to such Person or Persons.

          Section 1.7  Modification of Guaranteed Obligations.  If the
                       --------------------------------------
Guaranteed Parties shall at any time or from time to time, with or without the consent of, or notice to, the Guarantor:

                  (a) extend other credit to the Company, change the time, manner or place of payment of, or any other term of, all or any portion of, the Guaranteed Obligations, or otherwise waive or consent to any departure from, the terms of any Credit Document;

                  (b) take any action under or in respect of the Credit Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

                  (c) amend or modify, in any manner whatsoever, the Credit Documents;

                  (d) extend or waive the time for and of the Guarantor's, any Credit Party's or any other Person's performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Credit Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

                  (e) take and hold collateral for the payment of the Guaranteed Obligations, or sell, exchange, release, dispose of, or otherwise deal with, any collateral to secure any indebtedness of the Guarantor or the Credit Parties to the Guaranteed Parties;

                  (f) release or limit the liability of anyone who may be liable in any manner for the payment of any amounts owed by the Guarantor or any Credit Party to the Guaranteed Parties;

                  (g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of the Guarantor or the Credit Parties are subordinated to the claims of any of the Guaranteed Parties; and/or

                  (h) apply any sums by whomever paid or however realized to any amounts owing by the Guarantor or the Credit Parties to the Guaranteed Parties in such manner as the Guaranteed Parties shall determine in their discretion;

then the Guaranteed Parties shall not incur any liability to the Guarantor pursuant hereto as a result thereof and no such action shall impair or release the obligations of the Guarantor under this Guaranty.

          Section 1.8  Reinstatement.  This Guaranty shall remain in full force
                       -------------
and effect and continue to be effective in the event any petition is filed by or against any of the Credit Parties or the Guarantor for liquidation or reorganization, in the event any of the Credit Parties or the Guarantor becomes insolvent or makes an assignment for the benefit of creditors or in the event a receiver or trustee is appointed for all or any significant part of any of the Credit Parties' or the Guarantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Guaranteed Parties, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          Section 1.9  Waiver of Subrogation.  GUARANTOR HEREBY IRREVOCABLY
                       ---------------------
WAIVES, WHILE THE GUARANTEED OBLIGATIONS ARE OUTSTANDING, ALL RIGHTS OF SUBROGATION (WHETHER CONTRACTUAL, UNDER SECTION 509 OF THE BANKRUPTCY CODE, UNDER COMMON LAW, OR OTHERWISE) TO THE CLAIMS OF THE GUARANTEED PARTIES AGAINST THE COMPANY AND ALL CONTRACTUAL, STATUTORY OR COMMON LAW RIGHTS OF CONTRIBUTION, REIMBURSEMENT, INDEMNIFICATION AND SIMILAR RIGHTS AND "CLAIMS" (AS SUCH TERM IS DEFINED IN THE BANKRUPTCY CODE) AGAINST THE COMPANY WHICH ARISE IN CONNECTION WITH, OR AS A RESULT OF, THIS GUARANTEE.

          Section 1.10  Continuing Guaranty, Transfer of Notes.  This Guaranty
                        --------------------------------------
is a continuing guaranty and shall (i) remain in full force and effect until payment in full of the Guaranteed Obligations, (ii) be binding upon the Guarantor and its successors and permitted assigns; and (iii) inure, together with the rights and remedies of the Guaranteed Parties hereunder, to the benefit of the Guaranteed Parties and their respective successors, transferees, endorsees and assigns. Without limiting the generality foregoing clause (iii), any Holder may, except as limited by the express terms of the Note Agreement, assign or otherwise transfer any Note held by it to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Guaranteed Party herein or otherwise.

          Subordination.  Notwithstanding anything to the contrary set forth
          -------------
herein, the rights of the Guaranteed Parties hereunder shall be subject to the terms, covenants and agreements set forth in Section 7 of the Notes, the terms and conditions of which are incorporated herein by this reference.

     SECTION 2.  SUBORDINATION OF OTHER OBLIGATIONS.  Any indebtedness of any
                 ----------------------------------
Credit Party now or hereafter held by Guarantor is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness of any Credit Party to Guarantor collected or received by Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Guaranteed Parties and shall forthwith be paid over to the Guaranteed Parties ratably according to the amount owed to each to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of Guarantor under any other provision of this Guaranty.

     SECTION 3.  REPRESENTATIONS AND COVENANTS.  The Guarantor represents and
                 -----------------------------
warrants that:

          (a) the execution, delivery and performance by the Guarantor of this Guaranty is within the Guarantor's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental authority and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or bylaws of the Guarantor or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Guarantor or result in the creation or imposition of any Lien, security interest or other charge or encumbrance on any asset of the Guarantor; and

          (b) this Guaranty constitutes a legal, valid and binding agreement of the Guarantor, enforceable against the Guarantor in accordance with its terms.

     SECTION 4.  FURTHER ASSURANCES.  The Guarantor agrees, upon the written
                 ------------------
request of the Guaranteed Parties, and at the Guarantor's expense, to execute and deliver to the Guaranteed Parties, from time to time, any additional instruments or documents considered necessary by the Guaranteed Parties to cause this Guaranty to be, become or remain valid and effective in accordance with its terms.

     SECTION 5 MISCELLANEOUS.
               -------------

          Section 5.1  Amendments.  Any amendment or waiver of any provision of
                       ----------
this Guaranty and any consent to any departure by the Guarantor from any provision of this Guaranty shall be effective only if made or given in writing by the party against which enforcement is sought.

          Section 5.2  Expenses.  The Guarantor shall promptly pay to the
                       --------
Guaranteed Parties, for the ratable benefit of the Guaranteed Parties, the amount of any and all reasonable out-of-pocket costs and expenses of the Guaranteed Parties in connection with any matters contemplated by or arising out of this Guaranty or any of the Credit documents whether (a) to commence, defend, or intervene in any litigation or to file a petition, complaint, answer, motion or other pleadings necessary to protect or enforce the rights of the Guaranteed Parties under this Guaranty or any other Credit Document, (c) to take any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) necessary to protect the rights of the Guaranteed Parties under this Guaranty or any other Credit Document or to respond to any subpoena, deposition or interrogatory with respect to any litigation involving the Guarantor, or (d) to attempt to enforce or to enforce any rights of the Guaranteed Parties to collect any of the Guaranteed Obligations, including all reasonable fees and expenses of attorneys and paralegals (including charges for inside counsel).

          Section 5.3  Headings.  The headings in this Guaranty are for purposes
                       --------
of reference only and shall not otherwise affect the meaning or construction of any provision of this Guaranty.

          Section 5.4  Severability.  The provisions of this Guaranty are
                       ------------
severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Guaranty in any jurisdiction.

          Section 5.5  Notices.  All notices, requests and other hereunder shall
                       -------
be in accordance with the provisions of the Note Agreement with notices to Guarantor to be directed to the address specified for Company therein.

          Section 5.6  Remedies Cumulative.  Each right, power and remedy of the
                       -------------------
Guaranteed Parties provided in this Guaranty or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Guaranty or now or hereafter existing at law or in equity or by statute or otherwise. The exercise or partial exercise by the Guaranteed Parties of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Guaranteed Parties of all such other rights, powers or remedies, and no failure or delay on the part of the Guaranteed Parties to exercise any such right, power or remedy shall operate as a waiver thereof.

          Section 5.7  Statute of Limitations.  To the full extent permitted by
                       ----------------------
applicable law, Guarantor hereby waives the right to plead any statute of limitations as a defense to performance of its obligations under, or enforcement of, this Guaranty.

          Section 5.8  Final Expression.  This Guaranty, together with any other
                       ----------------
agreement executed in connection herewith, is intended by the parties as a final expression of the Guaranty and is intended as a complete and exclusive statement of the terms and conditions thereof. Acceptance of or acquiescence in a course of performance rendered under this Guaranty shall not be relevant to determine the meaning of this Guaranty even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity.

          Section 5.9  Financial Status.  The Guarantor hereby assumes
                       ----------------
responsibility for keeping itself informed of the financial condition of the Company and any and all endorsers and/or other guarantors of any instrument or document evidencing all or any part of the Guaranteed Obligations and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations or any part thereof that diligent inquiry would reveal, and the Guarantor hereby agrees that the Guaranteed Parties shall have no duty to advise the Guarantor of information known to the Guaranteed Parties regarding such condition or any such circumstances. In the event the Guaranteed Parties, in their discretion, undertake at any time or from time to time to provide any such information to the undersigned, the Guaranteed Parties shall be under no obligation (i) to undertake any investigation not a part of their regular business routine, (ii) to disclose any information which pursuant to accepted or reasonable commercial lending practices the Guaranteed Parties wish to maintain confidential, or (iii) to make any other or future disclosures of such information or any other information to the Guarantor.

          Section 5.10  Assignability.  This Guaranty shall be binding on the
                        -------------
Guarantor and its successors and permitted assigns and shall inure to the benefit of the Guaranteed Parties and their respective successors, transferees, endorsees and assigns. The Guarantor may not assign this Guaranty.

          Section 5.11  Non-Waiver.  The failure of the Guaranteed Parties to
                        ----------
exercise any right or remedy hereunder, or promptly to enforce any such right or remedy, shall not constitute a waiver thereof, nor give rise to any estoppel against the Guaranteed Parties, nor excuse the Guarantor from its obligations hereunder.

          Section 5.12  Termination.  Subject to the provisions of Section 1.8,
                        -----------
this Guaranty shall terminate upon the receipt by each of the Guaranteed Parties of the payment (or prepayment) in full of the Guaranteed Obligations and any other amounts which may be owing hereunder, or the release of the Guarantor by the Guaranteed Parties, whichever shall occur first. At the time of such termination, the Guaranteed Parties, at the request and expense of the Guarantor, will execute and deliver to the Guarantor a proper instrument or instruments acknowledging the satisfaction and termination of this Guaranty.

          Section 5.13  Counterparts.  This Guaranty may be executed in any
                        ------------
number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall together constitute one and the same agreement.

          Section 5.14  GOVERNING LAW.  THE VALIDITY, INTERPRETATION AND
                        -------------
ENFORCEMENT OF THIS GUARANTEE AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTEE, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF CALIFORNIA.


                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered as of the date first above written.

                                  [GUARANTOR],

                                  a _________________ corporation


                                   By:
                                      -----------------------------------
                                   Name:
                                        ---------------------------------
                                   Title:
                                         --------------------------------